Exhibit 99.2

PROCAP BTC, LLC.

FINANCIAL STATEMENTS

(Unaudited)

AS OF SEPTEMBER 30, 2025 AND

FOR THE QUARTERLY PERIOD ENDED SEPTEMBER 30, 2025

PROCAP BTC, LLC.

INDEX TO THE FINANCIAL STATEMENTS

PAGE
Balance Sheet as of September 30, 2025 (unaudited)	F-2
Statements of Operations for the three months ended September 30, 2025 and the period from June 10, 2025 (inception) through September 30, 2025 (unaudited)	F-3
Statements of Changes in Members’ Equity for the three months ended September 30, 2025 and the period from June 10, 2025 (inception) through September 30, 2025 (unaudited)	F-4
Statements of Cash Flows for the period from June 10, 2025 (inception) through September 30, 2025 (unaudited)	F-5
Notes to Financial Statements	F-6 - 17

PROCAP BTC, LLC.

BALANCE SHEET

AS OF SEPTEMBER 30, 2025

(unaudited)

September 30, 2025
ASSETS
Current Assets
Accounts receivable	77,000
Prepaid expenses	18,350
Total current assets	95,350

Digital assets	565,404,018
Fixed Assets, net	8,015
TOTAL ASSETS	565,507,383

LIABILITIES AND MEMBERS’ EQUITY
Accounts payable and accrued expenses	3,636,381
Promissory note, related party	723,192
Total current liabilities	4,359,573

Conversion feature liability	516,500

TOTAL LIABILITIES	4,876,073

MEMBERS’ EQUITY
Preferred units; 51,650,000 units issued and outstanding as of September 30, 2025	460,201,500
Common units; 10,000,000 units issued and outstanding as of September 30, 2025	-
Retained earnings	100,429,810
Total members’ equity	560,631,310
TOTAL LIABILITIES AND MEMBERS’ EQUITY	565,507,383

The accompanying notes are an integral part of these unaudited financial statements.

PROCAP BTC, LLC.

STATEMENTS OF OPERATIONS

(Unaudited)

	For the three months ended September 30, 2025	For the period from June 10, 2025 (inception) through September 30, 2025
Revenue	$77,000	$77,000

Operating expenses
Change in fair value of digital assets	(34,607,635)	(48,904,018)
General and administrative	4,325,350	4,333,208
Income from operations	30,359,285	44,647,810

Other income:
Change in fair value of conversion feature	45,452,000	55,782,000
Other income, net	45,452,000	55,782,000

Net income	75,811,285	100,429,810

Weighted average number of shares of common units outstanding, basic	10,000,000	8,849,558
Net income per common unit, basic	$7.58	$11.35

Weighted average number of shares of common units outstanding, diluted	74,562,500	65,984,513
Net income per common unit, diluted	$0.41	$0.68

The accompanying notes are an integral part of these unaudited financial statements.

PROCAP BTC, LLC.

STATEMENTS OF CHANGES IN MEMBERS’ EQUITY

(Unaudited)

	Preferred Units		Common Units		Retained	Total Member’s
	Units	Amount	Units	Amount	earnings	Equity
Balance, June 10, 2025 (inception)	-	$-	-	$-	$-	$-
Issuance of common units pursant to the Investment Consulting and Marketing Services Agreement	-	-	10,000,000	-	-	-
Sale of preferred units	50,800,000	451,701,500	-	-	-	451,701,500
Sale of preferred units, related party	850,000	8,500,000	-	-	-	8,500,000
Net income	-	-	-	-	24,618,525	24,618,525
Balance, June 30, 2025	51,650,000	460,201,500	10,000,000	-	24,618,525	484,820,025
Net income	-	-	-	-	75,811,285	75,811,285
Balance, September 30, 2025	51,650,000	$460,201,500	10,000,000	$-	$100,429,810	$560,631,310

The accompanying notes are an integral part of these unaudited financial statements.

PROCAP BTC, LLC.

STATEMENT OF CASH FLOWS

FOR THE PERIOD FROM JUNE 10, 2025 (INCEPTION) THROUGH SEPTEMBER 30, 2025

(Unaudited)

For the period June 10, 2025 (inception) through September 30, 2025
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$100,429,810
Adjustments to reconcile net income to net cash used in operations:
Change in fair value of digital assets	(48,904,018)
Change in fair value of conversion feature	(55,782,000)
Depreciation	127
Changes in operating assets and liabilities:
Accounts receivable	(77,000)
Prepaid expenses	(18,350)
Accounts payable	3,636,381
Due to related party	11,558
CASH USED IN OPERATING ACTIVITIES	(703,492)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of digital assets	(475,999,980)
Purchase of fixed assets	(8,142)
CASH USED IN INVESTING ACTIVITIES	(476,008,122)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from promissory note, related party	711,634
Proceeds from sale of preferred units	475,999,980
CASH PROVIDED BY FINANCING ACTIVITIES	476,711,614

NET CHANGE IN CASH	-
Cash, beginning of period	-
Cash, end of period	$-

Supplemental disclosure of non-cash activities:
Contribution of digital assets for preferred units	$32,000,000
Contribution of digital assets for preferred units, related party	$8,500,020
Initial recognition of conversion feature liability	$56,298,500
Conversion of due to related party to a promissory note, related party	$11,558

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$-
Cash paid for interest	$-

The accompanying notes are an integral part of these unaudited financial statements.

PROCAP BTC, LLC.

NOTES TO FINANCIAL STATEMENTS

FOR THE PERIOD FROM JUNE 10, 2025 (INCEPTION) THROUGH SEPTEMBER 30, 2025

(Unaudited)

Note 1. Organization

Description of Business

Procap BTC, LLC. (the “Company”) was incorporated in Delaware on June 10, 2025. The Company will be focused exclusively on Bitcoin-related business lines.

Note 2. Liquidity and Capital Resources

For the period from June 10, 2025 (inception) through September 30, 2025, the Company has generated revenue and reported a net income of $100,429,810. As of September 30, 2025, the Company had no cash and a net working capital deficit of $4,264,223.

The Company assesses its liquidity in terms of its ability to generate adequate amounts of cash to meet current and future needs. Its expected primary uses of cash on a short and long-term basis are for working capital requirements, business acquisitions and other liquidity needs. The Company’s management expects that future operating losses and negative operating cash flows may increase from historical levels because of additional costs and expenses related to the business operations and the development of market and strategic relationships with other businesses.

The Company’s future capital requirements will depend on many factors. In order to finance these opportunities, the Company will need to raise additional financing. While there can be no assurances, the Company intends to raise such capital through issuances of additional common units. If additional financing is required from outside sources, the Company may not be able to raise such capital on terms acceptable to the Company or at all. If the Company is unable to raise additional capital when desired, the Company’s business, results of operations and financial condition would be materially and adversely affected.

As a result of the above, in connection with the Company’s assessment of going concern considerations in accordance with Financial Accounting Standard Board’s (“FASB”) Accounting Standards Update (“ASU”) 2014-15, Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern, management has determined that the Company’s liquidity condition raises substantial doubt about the Company’s ability to continue as a going concern through twelve months from the date these financial statements are available to be issued.

Note 3. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements reflect all adjustments including normal recurring adjustments, which, in the opinion of the Company’s management, are necessary to present fairly the financial position, results of operations, and cash flows for the period presented in accordance with GAAP. References to GAAP issued by FASB in these accompanying notes to the consolidated financial statements are to the FASB Accounting Standards Codification (“ASC”). The consolidated financial statements of the Company have been prepared by management in accordance with accounting principles generally accepted in the United States of America (“GAAP”), applied on a basis consistent for all periods. Accordingly, they do not include all of the information and disclosures required by U.S. GAAP for a complete set of financial statements. The results of operations of any interim period are not necessarily indicative of the results of operations to be expected for the full fiscal year.

Use of Estimates

The preparation of the accompanying financial statements in conformity with GAAP requires management to make certain estimates and assumptions that affect the reported amounts and disclosure of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate is the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Segment Information

ASC 280, “Segment Reporting” (“ASC 280”), defines operating segments as components of an enterprise where discrete financial information is available that is evaluated regularly by the chief operating decision-maker (“CODM”) in deciding how to allocate resources and in assessing performance. The Company operates as a single operating segment. The Company’s CODM is the chief executive officer, who has ultimate responsibility for the operating performance of the Company and the allocation of resources. The CODM uses cash flows as the primary measure to manage the business and does not segment the business for internal reporting or decision making.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution. Cash accounts in a financial institution may at times exceed the Federal Depository Insurance Corporation limit. There was no cash at September 30, 2025.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity date of three months or less when purchased to be cash equivalents. The Company did not have any cash or cash equivalents as of September 30, 2025.

Fixed Assets, net

Property, plant and equipment is stated at cost, less accumulated depreciation. Betterments, renewals, and extraordinary repairs that materially extend the useful life of the asset are capitalized; other repairs and maintenance charges are expensed as incurred. The Company includes equipment, furniture and fixtures in the fixed assets.

The Company’s depreciation expense is calculated using the straight-line method over the estimated useful lives of the related assets, which results in depreciation being incurred evenly over the life of an asset. Fully depreciated assets are retained in property and accumulated depreciation accounts until they are removed from service.

Fair value measurement

The Company’s financial assets and liabilities are accounted for in accordance with FASB ASC Topic 820, Fair Value Measurements and Disclosures (“ASC 820”) which defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The fair value hierarchy requires an entity to maximize the use of observable inputs when measuring fair value and classifies those inputs into three levels:

Level 1	—	Quoted prices (unadjusted) in active markets for identical assets or liabilities.

Level 2	—	Observable, market-based inputs, other than quoted prices included in Level 1, for the assets or liabilities either directly or indirectly.

Level 3	—	Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

Observable inputs are based on market data obtained from independent sources, while unobservable inputs are based on the Company’s market assumptions. Unobservable inputs require significant management judgment or estimation. In some cases, the inputs used to measure an asset or a liability may fall into different levels of the fair value hierarchy. In those instances, the fair value measurement is required to be classified using the lowest level of input that is significant to the fair value measurement. Such determination requires significant management judgment.

Digital assets

As a result of the adoption of ASU 2023-08, Intangibles-Goodwill and Other-Crypto Assets (Subtopic 350-60): Accounting for and Disclosure of Crypto Assets (“ASU 2023-08”), digital assets are measured at fair value as of each reporting period. The fair value of digital assets is measured using the period-end closing price from Coinbase, in accordance with ASC 820. Since the digital assets are traded on a 24-hour period, the Company utilizes the price as of midnight UTC time. Changes in fair value are recognized in Change in fair value of digital assets, in Operating income (loss) on the Statement of Operations. When the Company sells digital assets, gains or losses from such transactions are measured as the difference between the cash proceeds and the carrying basis of the digital assets as determined on a First In-First Out basis and are also recorded within the same line item Change in fair value of digital assets.

Currently, the Company’s strategic treasury policy is to retain all Bitcoin mined in its operations to increase its Bitcoin holdings. As a result of its intent to hold on to its Bitcoin for over one year, the Company classifies its digital assets held as a non-current asset on its Balance Sheet.

Derivative Liability

The Company evaluates all its financial instruments to determine if such instruments contain features that qualify as embedded derivatives per ASC 815, Derivatives and Hedging (“ASC 815”). The preferred units contain certain features that meet the definition of an embedded derivative requiring bifurcation as a separate compound financial instrument (the “Derivative Liability”). The Derivative Liability was recorded at fair value upon entering into the LLC Agreement and is to be subsequently remeasured to fair value at each reporting period with the corresponding change in fair value recognized in Change in fair value of derivative liability in the statements of operations. The conversion feature was initially valued and is remeasured using Black-Scholes pricing model. The Black-Scholes model requires the use of Level 3 unobservable inputs, primarily the current value of the underlying share, the exercise price of the option, and the estimated volatility of the value of the share over the life of the option. Refer to Note 6, “Fair Value Measurements” for details regarding the fair value.

Revenue Recognition Policy

The Company recognizes revenue in accordance with ASC 606, Revenue from Contracts with Customers (“ASC 606”). Revenue is recognized when control of promised services is transferred to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those services.

The Company typically provides advertising and marketing services through weekly digital media placements, including audio, and social media advertisements. Revenue is recognized over time, as the customer simultaneously receives and consumes the benefits of the services as they are performed (ASC 606-10-25-27(a)). For contracts in which services are provided evenly over the term of the arrangement, the Company applies a time-elapsed (straight-line) measure of progress, as this method best reflects the pattern of satisfaction of the performance obligation.

Customer payments are typically due upfront or within 30 days of service commencement. Amounts invoiced and cash  received upfront, but not yet earned are recorded as deferred revenue until the related services are performed.

Management evaluates all contracts to determine performance obligations, transaction price, variable consideration (if any), and the existence of any significant financing components. The Company does not typically incur incremental costs to obtain contracts; therefore, no contract costs are capitalized under ASC 340-40.

Accounts Receivable Policy

Accounts receivable consist of amounts due from customers for services performed in the ordinary course of business. Receivables are recorded at the invoiced amount and do not accrue interest. The Company evaluates collectability at contract inception and throughout the arrangement, consistent with ASC 606-10-25-1(e).

Receivables are considered past due based on contractual payment terms. The Company writes off receivables when they are deemed uncollectible after all reasonable collection efforts have been exhausted.

Allowance for Credit Losses

The Company maintains an allowance for credit losses in accordance with ASC 326, Financial Instruments – Credit Losses (“CECL” or “ASC 326”).

The CECL allowance is based on:

●	Historical loss experience

●	Customer credit profiles

●	Aging of receivables

●	Current economic conditions

The Company will apply a pool-based CECL model, given the short-term nature of its receivables and risk characteristics. Adjustments to the allowance will be recorded through bad debt expense within general and administrative expenses in the statement of operations. Receivables are written off against the allowance when management concludes that collection is not probable. As of September 30, 2025 there was no allowance recorded.

Net Income Per Unit

The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share.” Net income per common unit is computed by dividing net income by the weighted average number of common units outstanding for the period. Diluted net income per unit is computed by giving effect to all potential units of common, including preferred unit, to the extent dilutive.

The computation of basic and dilutive net income per common unit for the period from June 10, 2025 (inception) through September 30, 2025 are as follows:

For the period June 10, 2025 through
September 30, 2025
Numerator:
Net income	$100,429,810

Denominator:
Weighted average common units outstanding - basic	8,849,558
Earnings per common unit - basic
Net income per common unit, basic	$11.35

For the period June 10, 2025 through
September 30, 2025
Numerator:
Net income	$100,429,810
Less:
Change in fair value of conversion feature	55,782,000
Net income, as diluted	$44,647,810

Denominator:
Weighted average common units outstanding - diluted	65,984,513
Earnings per common unit - diluted
Net income per common unit, diluted	$0.68

The following table represents the reconciliation of basic to diluted weighted average units used in computing net income per common unit:

For the period June 10, 2025 through
September 30, 2025
Weighted average units used in computing net income per common unit, basic	8,849,558
Add:
Preferred units	57,134,955
Weighted average units used in computing net income per share of common unit, diluted	65,984,513

Income taxes

The Company follows the asset and liability method of accounting for income taxes under FASB ASC 740, which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

FASB ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and the measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

Recent accounting pronouncements

Recent Accounting Pronouncements, not yet adopted:

ASU 2024-03, “Disaggregation of Income Statement Expenses (“DISE”)” (“ASU 2024-03”) requires disclosures about specific types of expenses included in the expense captions presented on the face of the income statement as well as disclosure about selling expenses. ASU 2024-03 is effective for fiscal years beginning after December 15, 2027, with early adoption permitted. The Company is currently evaluating the impact of this ASU on its financial statements and disclosures.

Note 4. Digital Assets

The following table presents the Company’s significant digital assets holdings as of September 30, 2025:

	Quantity	Cost Basis	Fair Value
BTC	4,951	$516,500,000	$565,404,018
Total digital assets held as of September 30, 2025		$516,500,000	$565,404,018

The cost basis of the BTC represents the valuation at the time the Company purchases the BTC.

The following table presents a roll-forward of BTC for the period from June 10, 2025 (inception) through September 30, 2025, based on the fair value model under ASU 2023-08:

Fair value
BTC as of June 10, 2025 (inception)	$-
Purchase of BTC	475,999,980
Contribution of BTC	40,500,020
Change in fair value of BTC	48,904,018
BTC fair value as of September 30, 2025	$565,404,018

Note 5. Revenue from Contracts with Customers

The Company recognizes revenue in accordance with ASC 606, Revenue from Contracts with Customers. Revenue is recognized when control of promised services is transferred to customers in an amount that reflects the consideration the Company expects to receive in exchange for those services.

The Company provides digital advertising and marketing services, including weekly audio, video, and social media placements. These services represent a single performance obligation satisfied over time, as customers simultaneously receive and consume the benefits of the services as they are delivered. The Company uses a time-elapsed (straight-line) measure of progress for arrangements in which services are provided evenly throughout the contract term.

Customer payments are typically due upfront or within 30 days of service commencement. Consideration is generally fixed, and the Company does not have material variable consideration, noncash consideration, or significant financing components.

Significant Judgments

Significant judgments affecting the amount and timing of revenue recognition include:

●	Identification of performance obligations: Digital advertising services are determined to be a single performance obligation under the series guidance in ASC 606-10-25-14(b).

●	Measure of progress: Straight-line recognition is applied because services are delivered evenly over the contract period.

●	Assessment of collectability: The Company evaluates customer creditworthiness at contract inception and throughout the arrangement.

Costs to Obtain or Fulfill a Contract

The Company does not incur incremental costs to obtain contracts (such as sales commissions). Costs to fulfill a contract are not capitalized because such costs are either immaterial or do not meet the criteria under ASC 340-40.

Remaining Performance Obligations

As of September 30, 2025, the Company’s remaining performance obligations under non-cancelable contracts were $229,000, all of which are expected to be recognized as revenue within the next 6 months. The Company applies the practical expedient in ASC 606-10-50-14(a) for contracts with an original duration of one year or less.

Note 6. Fair Value Measurements

The following table presents information about the Company’s assets and liabilities measured at fair value on a recurring basis and the Company’s estimated level within the fair value hierarchy of those assets and liabilities as of September 30, 2025:

	Fair value measured at September 30, 2025
	Total carrying value at September 30, 2025	Quoted prices in active markets (Level 1)	Significant other observable inputs (Level 2)		Significant unobservable inputs (Level 3)
(in USD thousands)
Assets:
Digital assets	$565,404,018	$565,404,018		$-	$-
Liabilities:				-
Derivative Liability	$516,500	$-	$		$516,500

In determining the fair value of its digital assets, the Company uses quoted prices as determined by utilizing Coinbase closing prices. As such, the Company’s digital assets were determined to be Level 1 assets.

In determining the fair value of Derivative Liability, the Company utilized the Black-Scholes pricing model which is considered to be Level 3 liability. The key inputs are presented in the table below:

	As of June 23, 2025 (Initial)	As of September 30, 2025
Strike price - Preferred unit	$11.94	$10.75
Stock price	$10.79	$9.11
Volatility	47.6%	29.6%
Remaining term (in years)	0.5	0.2
Risk-free rate	4.29%	3.94%

The following table presents a roll-forward of the derivative liability for the period from June 10, 2025 (inception) through September 30, 2025:

Fair value
As of June 10, 2025 (inception)	$-
Initial value as of June 23, 2025	56,298,500
Change in fair value	(55,782,000)
Fair value as of September 30, 2025	$516,500

See Note 3 above for a description of the Company’s accounting policies.

The carrying amounts of the Company’s financial assets and liabilities, such as prepaid expenses, accounts payable and accrued expenses, approximate fair value due to the short-term nature of these instruments.

Note 7. Members’ Equity

Preferred units — The Company is authorized to issue preferred units. As of September 30, 2025, there were 51,650,000 preferred units issued and outstanding. Preferred unit holders have limited voting rights, as outlined within the LLC Agreement.

The following table presents a roll-forward of proceeds from preferred units activities for the period from June 10, 2025 (inception) through September 30, 2025,

Preferred Units
As of June 10, 2025 (inception)
Purchase of BTC	$475,999,980
Contribution of BTC	40,500,020
516,500,000
Initial recognition of conversion feature liabliity	(56,298,500)
Balance at Sepetember 30, 2025	$460,201,500

Common units — The Company is authorized to issue common units. As of September 30, 2025, there were 10,000,000 common units issued and outstanding (see Note 8). Each common unit entitles the holder to one vote.

Note 8. Commitments and Contingencies

Business Combination Agreement

On June 23, 2025 (the “Effective Date”), Columbus Circle Capital Corp I, a Cayman Islands exempted company (“CCCM”), ProCap Financial, Inc., a Delaware corporation (“Pubco” or “ProCap Financial”), Crius SPAC Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Pubco (“SPAC Merger Sub”), Crius Merger Sub, LLC, a Delaware limited liability company and a wholly owned subsidiary of Pubco (“Company Merger Sub”), the Company and Inflection Points Inc d/b/a Professional Capital Management, a Delaware corporation (the “Inflection Points”), entered into a business combination agreement (the “Business Combination Agreement” and, together with the Convertible Note Financing (as defined below), the Preferred Equity Investment (as defined below) and other transactions contemplated by the Business Combination Agreement, the “Proposed Transactions”).

Pursuant to the Business Combination Agreement, and subject to the terms and conditions set forth therein, (i) at least one business day prior to the closing (the “Closing”) of the Proposed Transactions, CCCM will de-register from the Register of Companies in the Cayman Islands by way of continuation and re-register in the State of Delaware so as to become a Delaware corporation (the “Conversion”), and (ii) upon the Closing, (x) SPAC Merger Sub will merge with and into CCCM, with CCCM continuing as the surviving entity (the “SPAC Merger”), and each outstanding security of CCCM immediately prior to the effective time of the SPAC Merger shall automatically be cancelled in exchange for the right to receive substantially equivalent securities of ProCap Financial, and (y) Company Merger Sub will merge with and into the Company, with the Company continuing as the surviving entity (the “Company Merger,” and together with SPAC Merger, the “Mergers”), and with the members of the Company (the “ProCap Holders”) receiving, in exchange for their membership interests in the Company, shares of common stock, par value $0.001 per share, of ProCap Financial (“Pubco Stock”), including certain adjustment shares of Pubco Stock as described below. As a result of the Business Combination, CCCM and the Company will become wholly-owned subsidiaries of ProCap Financial, and ProCap Financial will become a publicly traded company, all in accordance with applicable law and upon the terms and subject to the conditions set forth in the Business Combination Agreement.

As consideration for the Company Merger, Inflection Points, the holder of all of the common units of the Company (the “Common Units”), will receive a number of shares of Pubco Stock equal to: (i) 10,000,000, plus (ii) fifteen percent (15%) of the Adjustment Shares (as defined below) (such shares, the “Common Merger Consideration Shares”).

As consideration for the Company Merger, holders of the preferred units (the “Preferred Units”) of the Company (the “Preferred Unit Holders”) will receive an aggregate number of shares of Pubco Stock equal to: (i) the product of (A) the number of Preferred Units outstanding immediately prior to the Company Merger multiplied by (B) 1.25 plus (ii) eighty five percent (85%) of the Adjustment Shares (the “Preferred Merger Consideration Shares” and together with the Common Merger Consideration Shares, the “Merger Consideration Shares”). Each Preferred Unit Holder shall receive its pro rata share of the Preferred Merger Consideration Shares, based on the number of Preferred Units owned by such Preferred Unit Holder immediately prior to the Closing.

The “Adjustment Shares” refer to a number of shares of Pubco Stock equal to (i) the product of (A) (I) the quotient obtained by dividing (x) the price of one Bitcoin as determined by the average of the CME CF Bitcoin Reference Rate — New York Variant (the “Reference Rate”) for the ten (10)-day period ending on the third (3rd) business day prior to the Closing Date (the “Closing Bitcoin Price”), subject to a maximum price of $200,000 by (y) the time weighted average price for the period of time during which the Purchased Bitcoin (as defined below) was acquired (the “Signing Bitcoin Price”) (II) minus 1, multiplied by (B) $516.5 million, divided by (ii) $10.00.

The Company agreed to purchase bitcoin using the gross proceeds of the Preferred Equity Investment within fifteen (15) days following the Effective Date (the “Purchased Bitcoin”), and such Purchased Bitcoin shall be placed into a custody account in accordance with a custody agreement by and between the Company and Anchorage Digital Bank, N.A., as custodian.

Non-Competition Agreement

Contemporaneously with the execution and delivery of the Business Combination Agreement, ProCap Financial, CCCM, the Company and Mr. Anthony Pompliano entered into a Non-Competition and Non-Solicitation Agreement, pursuant to which, until the earlier of (i) the date that is eighteen (18) months following the Closing Date and (ii) the date that is six (6) months after such date as Mr. Pompliano ceases to be a Control Person of the Company or ProCap Financial, Mr. Pompliano will not, directly or indirectly, become a Control Person of a public company with a primary portion of its business comprised of pursuing a bitcoin treasury strategy program. For purposes of the Non-Competition Agreement, “Control Person” shall mean (x) the chairman of a board of directors, chief executive officer or president, or (y) the owner of such equity interests or right to acquire equity interests of a Person which entitles the holder thereof to the ability to manage or control such Person.

Voting Agreement

In connection with the execution and delivery of the Business Combination Agreement, CCCM, the Company and Inflection Points have entered into a Voting and Support Agreement (the “Voting Agreement”) pursuant to which as promptly as reasonably practicable, and in any event within two (2) business days following the date on which the Registration Statement is declared effective under the Securities Act, Inflection Points shall duly execute and deliver a written consent pursuant to which Inflection Points shall approve (i) the Business Combination Agreement, the Ancillary Documents to which the Company is a party and the Proposed Transactions, (ii) any amendments to the organizational documents of the Company, to the extent required or advisable in connection with the Proposed Transactions, and (iii) all other actions in support and required in furtherance of the Business Combination Agreement, the Ancillary Documents to which the Company is a party, and the Proposed Transactions.

Services Agreement

In connection with the execution and delivery of the Business Combination Agreement, Inflection Points, an entity under common control, and the Company entered into an Investment Consulting and Marketing Services Agreement (the “Services Agreement”). Pursuant to the Services Agreement, Inflection Points agreed to provide certain services to ProCap Financial. The services shall be provided pursuant to statements of work. The Services Agreement has a term of four (4) years following the effective Date and will automatically renew for a subsequent one (1) year term, unless either party gives the other party at least sixty (60) days’ prior written notice of non-renewal or otherwise terminates the Services Agreement or any statement of work as set forth therein. In consideration of the Work performed, upon execution of this Agreement, Service Provider shall receive an aggregate of 10,000,000 Common Units of ProCap BTC. Payment for all or part of the Work shall not constitute acceptance. Service Provider may not increase the mutually agreed fee or rate without ProCap BTC’s prior written approval. As of September 30, 2025, theses shares have been issued and are outstanding (see Note 7). These shares were recorded at faire value at date of issuance, which was reported at $0 on the statement of changes in members’ equity.

Preferred Equity Subscription Agreement

In connection with the execution of the Business Combination Agreement, certain “qualified investors” (defined to include “qualified institutional buyers” (“QIBS”), as defined in Rule 144A of the Securities Act, and institutional “accredited investors,” as defined in Rule 501 of Regulation D) (the “Preferred Equity Investors”) each entered into a Preferred Equity Subscription Agreement (collectively, the “Preferred Equity Subscription Agreements”) with CCCM, ProCap Financial and the Company, pursuant to which the Preferred Equity Investors subscribed to purchase an aggregate of 51,650,000 non-voting preferred units of the Company (“Preferred Units”), at a purchase price of $10.00 per unit in a private placement, for an aggregate amount of $516.5 million of such Preferred Units (the “Preferred Equity Investment,”). Additionally, each Preferred Equity Subscriber executed a joinder agreement to that certain Limited Liability Company Operating Agreement of the Company, dated as of June 22, 2025, by and among the Company and the members identified therein (the “LLC Agreement”), pursuant to which each Preferred Equity Subscriber accepted the rights, duties and obligations set forth in the LLC Agreement and became a preferred member of the Company.

As described above, all of the proceeds from the Preferred Equity Investment were used by the Company to the Purchased Bitcoin, which Purchased Bitcoin is held in a custodial account until the Closing, upon which it will be contributed to ProCap Financial. If the Closing does not occur, the Preferred Equity Investors will have the right to receive their respective pro rata portion of the Purchased Bitcoin, or may elect to liquidate their pro rata portion of the Purchased Bitcoin for cash.

Pursuant to the Preferred Equity Subscription Agreements, the Company agreed to use commercially reasonable efforts to cause ProCap Financial to register the Pubco Stock into which the Preferred Units will be converted pursuant to the Business Combination Agreement upon the Closing, on the Registration Statement. To the extent that any such shares of Pubco Stock are unable to be included in the Registration Statement, ProCap Financial agreed to certain customary resale registration rights, including that, within 45 calendar days after the Closing, ProCap Financial will file with the SEC (at ProCap Financial’s sole cost and expense) a registration statement registering the resale of such Pubco Common Stock (the “Resale Registration Statement”), and ProCap Financial shall use its commercially reasonable efforts to have the Resale Registration Statement declared effective as soon as practicable after the filing thereof, but no later than 60 calendar days after the Closing, which may be extended an additional 30 calendar days upon certain circumstances.

Convertible Notes Subscription Agreement

In connection with the execution of the Business Combination Agreement, certain qualified investors (the “Convertible Note Investors”) each entered into a subscription agreement (collectively, the “Convertible Note Subscription Agreements”) with the Company, ProCap Financial and CCCM pursuant to which, upon the Closing (the “Issuance Date”), the Convertible Note Investors agreed to purchase convertible notes issued by ProCap Financial (“Convertible Notes”), in an aggregate principal amount of $235 million, for an aggregate purchase price equal to 97% of the aggregate principal amount of the Convertible Notes (the “Convertible Note Financing”). The Convertible Note Financing will be funded and contingent upon the Closing.

The Convertible Notes will have a 130% conversion rate, zero interest rate, maturity of up to 36 months, and will be one (1) time collateralized by cash, cash equivalents and two (2) times certain bitcoin assets. U.S. Bank National Trust, N.A. will serve as collateral agent and trustee with regard to the Convertible Notes and associated indenture and security arrangements. Proceeds from the Convertible Note Financing are expected to be utilized by ProCap Financial for purposes of acquiring additional bitcoin and for working capital purposes. Prior to the Closing, the parties intend to take actions necessary for the Convertible Notes to have an associated 144A CUSIP number to facilitate the possibility of future post-Closing trading amongst QIBS; however, the Convertible Notes are not expected to otherwise be registered or tradeable.

In addition, ProCap Financial and CCCM shall have the option to increase the number of Convertible Notes available (such notes, the “Upsize Notes”) for purchase after the date set forth in the Convertible Note Subscription Agreement (the “Upsize Option”). ProCap Financial and CCCM may elect to exercise the Upsize Option one time prior to the Closing. In the event that ProCap Financial and CCCM exercise the Upsize Option, each Convertible Note Investor shall have a right of first refusal to purchase its pro rata portion. Each Convertible Note Investor’s pro rata portion will be calculated based on the Convertible Note Investor’s subscription amount relative to the aggregate subscription amount of all of the initial Convertible Note Investors who subscribed upon the Effective Date, on the same terms and conditions as those offered in the Convertible Notes Subscription Agreement.

Note 9. Related Party Transactions

As part of the Preferred Equity Subscription Agreements, Inflection Points purchased 850,000 preferred units for $8,500,000, as defined in Note 8.

The amounts paid by Inflection Points were initially recorded as Due to related party prior to the execution of the promissory note agreement. On June 30, 2025, the Company entered a promissory note (the “Promissory Note”) with Inflection Points, an entity under common control, for a principal sum of up to $1,000,000. Upon the execution of the promissory note agreement, the Due to related party balance was then converted to a promissory note payable.

On July 11, 2025, the Company entered into an amended and restated promissory note, to ensure the Company and Pubco are listed as recipients of the funds. On October 5, 2025, the Company entered into the second amended and restated the promissory note, to increase the allowable principal draws to be up to $2,000,000. The Promissory note shall bear no interest and is payable on the earlier of May 31, 2026 or the date of which the Company consummates the business combination , as described in Note 8.

As of September 30, 2025, the outstanding balance of the Promissory Note is $723,192 as presented on the accompanying balance sheet, of which $711,634 was proceeds from related party promissory note and $11,558 was conversion of due to related party to related party promissory note.

Note 10. Segment Information

ASC Topic 280, “Segment Reporting,” establishes standards for companies to report in their financial statement information about operating segments, products, services, geographic areas, and major customers. Operating segments are defined as components of an enterprise that engage in business activities from which it may recognize revenues and incur expenses, and for which separate financial information is available that is regularly evaluated by the Company’s chief operating decision maker, or group, in deciding how to allocate resources and assess performance.

The Company’s chief operating officer decision maker (“CODM”) has been identified as the Chief Executive Officer, who uses cash flows as the primary measure to manage the business and does not segment the business for internal reporting or decision making. Accordingly, management has determined that there is only one reportable segment.

Additionally, the CODM reviews the fair market value of Bitcoin to measure and monitor value and determine the most effective strategy of investment.

As of September 30, 2025
Digital Assets	$565,404,018

The CODM assesses performance for the single segment and decides how to allocate resources based on net loss that also is reported on the statements of operations as net loss. As the Company is in the start-up phase, the CODM currently reviews general and administrative expenses to manage and forecast cash to ensure enough capital is available to achieve its business plan over the short-term period (ie less than a year). The CODM also reviews general and administrative costs to manage, maintain and enforce all contractual agreements to ensure costs are aligned with all agreements and budget. General and administrative costs, as reported on the statement of operations, are the significant segment expenses provided to the CODM on a regular basis.

For the period from June 10, 2025 (inception) to
September 30, 2025
General and administrative	$4,333,208

Note 11. Subsequent events

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date the financial statements are issued.

Effective December 5, 2025 the Company completed its Business Combination as disclosed above in Note 5.